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                                                                      EXHIBIT 11

STATEMENT REGARDING COMPUTATION
OF PER SHARE EARNINGS

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

                                                    QUARTER ENDING
                                                       APRIL 30
                                               ------------------------
                                                   1994         1993
                                               ------------------------
PRIMARY
Weighted average shares outstanding at          12,432,109   11,932,615
 end of period
Assuming exercise of options reduced
 by the number of shares which could
 have been purchased with the proceeds
 from exercise                                      56,340       41,058
                                               -----------   ----------
Shares outstanding for computation of
 per share earnings                             12,488,449   11,973,673
                                               ===========   ==========
Net income                                      $3,724,000    ($906,000)
                                               ===========   ==========
Primary earnings per share                           $0.30       ($0.08)
                                               ===========   ==========



FULLY DILUTED
Weighted average shares outstanding at          12,432,109   11,932,615
 end of period
Assuming exercise of options reduced
 by the number of shares which could
 have been purchased with the
 proceeds from exercise                             66,766       41,058
                                               -----------   ----------
Shares outstanding for computation of
 per share earnings                             12,498,875   11,973,673
                                               ===========   ==========
Net income                                      $3,724,000    ($906,000)
                                               ===========   ==========
Fully diluted earnings per share                     $0.30       ($0.08)
                                               ===========   ==========


REPORTED EARNINGS PER SHARE                          $0.30       ($0.08)
                                               ===========   ==========


The company does not meet the 3% dilution test contained in Accounting Principles Board Opinion #15, therefore disclosure of diluted earnings per share on the face of the income statements is not required.
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